EXHIBIT 99.1

PARTHUSCEVA ANNOUNCES EXECUTIVE MANAGEMENT CHANGES TO

ENHANCE NORTH AMERICAN FOCUS AND POST-MERGER INTEGRATION OF THE COMPANY

San Jose, Calif – April 7, 2003.—ParthusCeva, Inc. (NASDAQ: PCVA; LSE: PCV), the industry’s leading provider of licensable Digital Signal Processor (DSP) cores and platform-level IP solutions, today announced that it intends to strengthen its headquarters function in the US, including the hiring of a new chief executive officer and new chief financial officer to be based at the Company’s corporate headquarters in San Jose, California.

The Board believes that this will strengthen the Company’s sales and investor presence in the US, and will further advance the integration process arising from the combination of Ceva and Parthus completed in November 2002. Historically, the US has been the largest sales territory for the Company, and since the completion of the combination, the considerable majority of shareholders are US based.

In this regard, Dublin-based CEO Kevin Fielding has resigned as an officer and as a director and will be replaced as a director by Peter McManamon, who served as a director of Parthus prior to its combination with Ceva. Dublin-based CFO Elaine Coughlan has also resigned, effective May 23, 2003. Both Mr. Fielding and Ms. Coughlan will remain working with the Company through the transition period.

Beginning today, the Company’s executive functions will be shared by Chairman Eli Ayalon and Vice-Chairman Brian Long, who will become interim-CEO until a new CEO is appointed. At that time, Mr. Ayalon and Mr. Long intend to resign from their positions as Chairman and Vice-Chairman and continue as non-executive Directors, and an additional independent non-executive Director will be appointed to the Board to serve as Chairman. The shift of executive management to the US is not expected to have any operational impact on the Company’s operations in Ireland, UK or Israel.

“Kevin and Elaine have been an important part of the Company, and we would like to extend our thanks for their commitment and contribution to ParthusCeva,” said Eli Ayalon and Brian Long, Chairman and Vice-Chairman of ParthusCeva. “We look forward to fully exploiting our US customer, technology and shareholder franchise by locating our executive management team in the Valley.”

“As part of ParthusCeva’s future growth plans, we believe it is in the best interests of the Company to focus its executive management in the US,” said Kevin Fielding and Elaine Coughlan, CEO and CFO of ParthusCeva. “We are proud to have contributed to what the

Company has achieved in the last few years, we leave the Company on a strong technical and financial footing and we look forward to help making this transition as smooth as possible.”

END

Note To The Editor:

Mr. Fielding joined Parthus Technologies plc in June 1998 and together with co-founders Brian Long and Peter McManamon, turned the Company from a semiconductor design-services provider into one of the fastest growing semiconductor IP companies in the industry. Mr. Fielding was promoted to president of the Company shortly after completing a successful IPO in May 2001, and nominated to the board later that same year. Upon completion of the merger of Parthus and Ceva in November 2002, Mr. Fielding became CEO and president of the newly formed Company and a member of the ParthusCeva board of directors.

Ms. Coughlan joined Parthus Technologies plc in November 1999 as Corporate Controller, VP Finance and played a central role in organizing a successful IPO of the Company in May 2000. In recognition of her achievements, Ms. Coughlan was promoted to the position of CFO in March 2001. Upon completion of the merger of Parthus and Ceva in November 2002, Ms. Coughlan became CFO of the newly formed Company with responsibility for finance, legal, treasury and investor relations.

Contacts

Barry Nolan– ParthusCeva Inc. + 353 1 4025700

ParthusCeva, Inc.

Headquartered in San Jose, with principal offices in Dublin, Ireland, and Herzliya, Israel, ParthusCeva (NASDAQ: PCVA; LSE: PCV) is a leading licensor of DSP and application-specific platform Intellectual Property (IP) to the semiconductor industry. ParthusCeva was created through the combination of Parthus Technologies plc, a leading provider of application-specific platform IP, and Ceva, formerly the licensing division of DSP Group, Inc.

Safe Harbor Provision

This document contains “forward-looking statements”, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including, without limitation, statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” and similar expressions) should be considered forward-looking statements. Important factors that could cause actual results to differ from those indicated by such forward-looking statements, include uncertainties relating to the ability of management to successfully integrate the operations of Parthus and Ceva, uncertainties relating to the acceptance of our DSP cores and semiconductor intellectual property offerings, continuing or worsening weakness in our markets and those of our customers, quarterly variations in our results, and other uncertainties that are discussed in the registration statement on Form S-1 and the most recent report on Form 10-K of ParthusCeva, on file with the U.S. Securities and Exchange Commission.